UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐    Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FMC Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF FMC CORPORATION

APRIL 28, 2026

This proxy statement supplement (the “Supplement”), dated April 27, 2026, provides updated information with respect to the 2026 Annual Meeting of Stockholders (“Annual Meeting”) of FMC Corporation (the “Company”) to be held on Tuesday, April 28, 2026, at 2:00 p.m. EDT.

This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to the shareholders of the Company on or about April 27, 2026. Except as described in this Supplement, the information provided in the definitive proxy statement filed by the Company with the SEC on March 13, 2026 (the “Proxy Statement”), continues to apply. To the extent the information in this Supplement differs from or updates information in the Proxy Statement, our shareholders should rely on the information contained in this Supplement.

The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement.

We are deeply saddened by the death of Dirk A. Kempthorne. Mr. Kempthorne had served on our Board of Directors (the “Board”) since 2009, and our Board expresses its gratitude and appreciation for Mr. Kempthorne’s many years of service to the Company and its stockholders and extends sincere condolences to his family and friends. Mr. Kempthorne is no longer a nominee for our Board of Directors at the Annual Meeting.

All other nominees named in the Proxy Statement continue to stand for election at the Annual Meeting, and the form of proxy card included with the Proxy Statement remains valid. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote by submitting a new proxy card or voting instructions, and your shares will be voted as specified therein, other than votes with respect to Mr. Kempthorne.

If you have not yet returned your proxy card or submitted your voting instructions, please complete and return the proxy card or submit voting instructions. Any votes that are submitted for Mr. Kempthorne will be disregarded and will not be counted.

None of the other proposals presented in the Proxy Statement are affected by this Supplement. The shares represented by proxy cards returned or voting instructions submitted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or pursuant to the voting instructions.